UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2010
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	3
Exhibit 4.1
Exhibit 4.2
EX-4.1
EX-4.2

i

Item 1.01 Entry into a Material Definitive Agreement
Agreement and Plan of Merger Relating to Proposed Acquisition of Camiant, Inc.
     Tekelec, a California corporation (“Tekelec” or the “Company”), entered into an Agreement and Plan of Merger dated as of May 5, 2010 (the “Merger Agreement”) with Camiant, Inc., a Delaware corporation (“Camiant”), SPAN Corp., Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Acquisition Subsidiary”), and a representative of the Camiant stockholders.
     Subject to the terms and conditions of the Merger Agreement, the Acquisition Subsidiary will be merged with and into Camiant (the “Merger”). Camiant will be the surviving corporation and will become a wholly owned subsidiary of the Company. At the closing of the acquisition transaction (the “Closing”), Tekelec will pay total cash consideration of $130,000,000, consisting of $125,026,286 payable to the stockholders of Camiant and to the holders of vested Camiant options and warrants, in exchange for their interests in Camiant and subject to a working capital adjustment and adjustment for the exercise of options between signing and Closing. In addition, the Company will assume unvested options to purchase Camiant common stock, which options will be converted into the right to receive, following the Closing, the aggregate cash amount of $4,973,714, subject to adjustment for the exercise of options between signing and Closing. The cash rights will vest according to the terms and vesting schedules of the converted options. The amount of $12,499,849, subject to adjustment for the exercise of options between signing and Closing, of the merger consideration will be placed into escrow with a third party escrow agent for 15 months following the Closing for the satisfaction of indemnification claims made by the Company under the Merger Agreement. The Company will also assume approximately $10.3 million of negative working capital at closing, subject to adjustment.
     The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of the Company and Camiant. The Merger Agreement also contains certain termination rights for each of the Company and Camiant and, in the event of the termination of the Merger Agreement under certain circumstances, Camiant may be obligated to pay to the Company a termination fee in the amount of $4,550,000.
     Concurrently with the execution of the Merger Agreement, certain stockholders of Camiant entered into agreements with the Company pursuant to which the stockholders provide certain representations, warranties, covenants and indemnities for the benefit of the Company. Certain stockholders of Camiant have also entered into two-year non-compete agreements with the Company that will become effective upon the Closing.
     The consummation of the Merger is subject to customary closing conditions, including approval of the Merger Agreement by the stockholders of Camiant. The consummation of the Merger is not subject to any financing condition. The Merger Agreement provides for the Closing to occur on May 7, 2010, or on such other date as may be agreed between the Company and Camiant, provided that the parties have certain rights to terminate the Merger Agreement if the Closing does not occur on or before May 31, 2010.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”).
Share Purchase Agreement Relating to Blueslice Networks Inc.
     The Company entered into a Share Purchase Agreement dated as of May 5, 2010 (the “Share Purchase Agreement”) with Tekelec Canada Inc., an Ontario corporation and wholly owned subsidiary of the Company (“Tekelec Canada”), and the following owners of all of the issued and outstanding shares of capital stock of Blueslice Networks Inc., a Canadian corporation (“Blueslice”): Stephan Ouaknine, Edie Ledany, Winvest Inc., 9129-2144 Québec Inc., 9129-2136 Québec Inc., Michael Rosenthal, John Grobstein, 171033 Canada Inc., 171036 Canada Inc., Capital Brinvest Inc. and Positron Inc. (collectively, the “Sellers”).
     Pursuant to the terms of the Share Purchase Agreement and concurrently with the execution thereof, Tekelec Canada acquired from the Sellers all of the issued and outstanding shares of capital stock of Blueslice for an aggregate purchase price of $35,000,000 consisting of (i) the aggregate cash amount of approximately $33,500,000 paid to Blueslice stockholders and their designees and (ii) the payment of indebtedness of Blueslice in the aggregate amount of $1,500,000. In addition, the Company (i) entered into agreements with certain Blueslice employees under which the Company agreed to pay an aggregate cash amount of $1,500,000 based on the employees’ performance of individual integration milestones following the closing and (ii) agreed to grant restricted stock units to certain Blueslice employees, including performance-based restricted stock units having an aggregate market value of approximately $2,000,000 as of the date of grant. The performance-based restricted stock units will vest, and the shares of the Company’s Common Stock subject thereto will be issued, based on an individual employee’s continued employment after the Closing and his or her achievement of individual integration milestones.
     Upon consummation of the acquisition, the amount of $5,025,000 was placed into escrow with a third party escrow agent for 15 months for the satisfaction of indemnification claims made by the Company and/or Tekelec Canada under the Share Purchase Agreement.
     The Share Purchase Agreement contains customary representations, warranties, covenants and indemnities of the Company, Tekelec Canada and the Sellers. The Share Purchase Agreement also includes the Sellers’ three-year non-compete agreement for the benefit of the Company and Tekelec Canada.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is included as Exhibit 4.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibit
          The following Exhibits 4.1 and 4.2 are filed as a part of this Form 8-K:

Exhibit No.	Description

4.1	Agreement and Plan of Merger dated as of May 5, 2010, by and among the Company, Camiant, Inc., SPAN Corp., Inc. and Steven Van Beaver, as representative of the stockholders of Camiant, Inc. (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)

4.2	Share Purchase Agreement dated as of May 5, 2010, by and among the Company, Tekelec Canada Inc., Stephan Ouaknine, Edie Ledany, Winvest Inc., 9129-2144 Québec Inc., 9129-2136 Québec Inc., Michael Rosenthal, John Grobstein, 171033 Canada Inc., 171036 Canada Inc., Capital Brinvest Inc. and Positron Inc. (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 6, 2010	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Agreement and Plan of Merger dated as of May 5, 2010, by and among the Company, Camiant, Inc., SPAN Corp., Inc. and Steven Van Beaver, as representative of the stockholders of Camiant, Inc. (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)

4.2	Share Purchase Agreement dated as of May 5, 2010, by and among the Company, Tekelec Canada Inc., Stephan Ouaknine, Edie Ledany, Winvest Inc., 9129-2144 Québec Inc., 9129-2136 Québec Inc., Michael Rosenthal, John Grobstein, 171033 Canada Inc., 171036 Canada Inc., Capital Brinvest Inc. and Positron Inc. (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)